SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2011

Kinetic Resources Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-169346	27-2089124
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3601 Highway 7 East Suite # 203 Markham ON	L3R 0M3
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (905) 604-8873

Josefa Ortiz de Dominguez, #52, Bucerias, Nayarit, Mexico (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry Into A Material Definitive Agreement

On August 31, 2011, we entered into an Agreement of Conveyance, Transfer and Assignment of Membership Interests and Assumption of Obligations (the “Agreement”) with our sole officer and director, Luis Antonio Delgado Gonzalez. Pursuant to the Agreement, we transferred all membership interests in our operating subsidiary, KRC Exploration LLC, to Mr. Gonzalez. In exchange for this assignment of membership interests, Mr. Gonzalez agreed to assume and cancel all liabilities relating to our former business of exploring approximately 80 acres of lode mining claims located in the State of Washington.

As a result of the Agreement, we are no longer pursuing our former business plan. As financing permits, we will be acquiring an ongoing portfolio of life settlement policies. We expect that the universal and whole life policies we purchase will provide substantial payouts upon the passing of the insured. With the right business model and experienced management, we believe we will be able to accumulate a portfolio of quality policies that will generate stable returns. As our new line of business continues to develop, we will make appropriate additional disclosures.

SECTION 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

On August 31, 2011, Mr. Gonzales agreed to transfer 1,176,000 of his shares to a group of nine individuals for a total of $16,000. The source of the consideration paid to Mr. Gonzales was the existing funds of the purchasers. The sale of these shares was exempt from registration under Section 4(2) of the Securities Act.

In connection with the sale of his controlling interest in the company, Mr. Gonzales appointed Ms. Lorraine Fusco to the board of directors and to certain officer positions and then resigned from all officer and director positions, as discussed in Item 5.02, below.

There are no arrangements known to the company, the operation of which may, at a subsequent date, result in a change in control of the registrant.

Following the change in control, the following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of August 31, 2011 by (1) all persons who are beneficial owners of 5% or more of our voting securities, (2) each director, (3) each executive officer, and (4) all directors and executive officers as a group. The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

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Except as otherwise indicated, all Shares are owned directly and the percentage shown is based on 3,550,000 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	Lorraine Fusco 72 Thomson Creek Blvd. Woodbridge, ON L4H 1B7	336,000	9.46%
	All Officers and Directors as a Group (one person)	336,000	9.46%

	Other 5% owners
	Luis Antonio Delgado Gonzalez Josefa Ortiz de Dominguez, #52 Bucerias, Nayarit, Mexico	824,000	23.21%

Other than the shareholders listed above, we know of no other person who is the beneficial owner of more than five percent (5%) of our common stock.

Except as superseded or updated by the disclosures set forth in this Current Report, all other information required Item 5.01(a)(8) of Form 8-K may be found in the Company’s Annual Report on Form 10-K filed August 26, 2011 and in the Company’s Registration Statement on Form S-1/A filed November 22, 2010, each of which is incorporated herein by reference as permitted by Item 5.01(a)(8) of Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 31, 2011, the board of directors appointed Lorainne Fusco to our board of directors and to serve as our President, Chief Executive Officer, Chief Financial Officer, Secretary, and Treasurer. Following this appointment, the board accepted the resignation of Luis Antonio Delgado Gonzalez as our former sole officer and director. There was no known disagreement with Mr. Gonzales regarding our operations, policies, or practices.

Lorainne Fusco is our newly appointed President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director. Ms. Fusco has an Honours Bachelor of Science from the University of Toronto and has worked in the life insurance industry since 2003. She holds several high level distinctions, including being a member of the Million Dollar Round Table (2005, 2006, and 2008), Court of the Table (2005 and 2006) and Top of the Table (2006). In 2007, she was #2 in Canada for life insurance sales from Des Jardin Financial Security. She has run Fusco Financial since 2005 – a successful life insurance brokerage selling life insurance, critical illness insurance and investments through segregated funds. Through responsible management and entrepreneurial leadership, Ms. Fusco brings her talents and ability to Kinetic and changes the direction of the business to focus on the life settlement industry. There are no family relationships among any of our current or former directors or executive officers.

Our newly-appointed officer and director has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have any written employment agreements or formal compensation arrangements with Ms. Fusco.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

Following the transactions described above, our corporate offices have been moved and our phone number has changed. Our new office address and phone number is:

3601 Highway 7 East Suite # 203

Markham ON L3R 0M3

Phone: (905) 604-8877

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Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Agreement of Conveyance, Transfer and Assignment of Membership Interests and Assumption of Obligations

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kinetic Resources Corp.

/s/ Lorraine Fusco

Lorraine Fusco

President, Chief Executive Officer

Date: September 6, 2011

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